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Oshkosh Corporation Nominates John S. Shiely for Election to Board of Directors

Files Preliminary Proxy Materials in Connection with 2012 Annual Meeting of Shareholders

OSHKOSH, Wis., Nov 21, 2011 (BUSINESS WIRE) — Oshkosh Corporation (NYSE: OSK), a leading manufacturer of specialty vehicles and vehicle bodies, today announced that it has nominated John S. Shiely, Chairman Emeritus and former Chairman and Chief Executive Officer of Briggs & Stratton Corporation, for election to the Oshkosh Board of Directors at the Company’s 2012 Annual Meeting of Shareholders. Due to upcoming commitments and responsibilities, current director John J. Hamre will not stand for re-election to the Board at the 2012 Annual Meeting.

Oshkosh also announced today that on November 18, 2011 it filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with the 2012 Annual Meeting. The preliminary proxy materials are available on the Company’s website at http://www.eproxyaccess.com/osk and on the SEC’s website, http://www.sec.gov.

Upon the election of Mr. Shiely and all of the other nominees of the Oshkosh Board at the 2012 Annual Meeting, the Board will continue to be comprised of 13 highly-qualified and experienced directors, 12 of whom are independent and all of whom are elected annually. In addition, including Mr. Shiely, Oshkosh will have added five new independent directors to the Board since October 2010. Mr. Shiely was selected as a result of a search process that the Governance Committee of the Board conducted over a number of months with the help of Heidrick & Struggles International, Inc., the Committee’s long-standing director search firm.

“Our Board of Directors is pleased to nominate John Shiely, a proven corporate leader in the manufacturing sector, to the Oshkosh Board of Directors,” said Richard M. Donnelly, Oshkosh Corporation chairman of the board. “John brings to Oshkosh extensive experience as both a senior executive and a director of publicly-traded companies in the manufacturing and finance industries, as well as his legal and administrative experience. We are confident that John’s insight and experience will be valuable to the Board as we continue to execute our strategic priorities for the benefit of all Oshkosh shareholders.”

“On behalf of the Board of Directors, I would also like to thank John Hamre for his service and contributions to the Oshkosh Board,” added Mr. Donnelly.

About John S. Shiely

Mr. Shiely, 59, currently serves as Chairman Emeritus of Briggs & Stratton Corporation, a producer of air cooled gasoline engines for outdoor power equipment. He served as Chairman of Briggs & Stratton until October 2010 and served as its Chief Executive Officer until his retirement in December 2009. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely worked for Briggs & Stratton in various capacities, including Vice President and General Counsel, Executive Vice President — Administration and President, after joining Briggs & Stratton in 1986. Mr. Shiely has also served as a director of Quad/Graphics, Inc. since 1997, of The Scotts Miracle-Gro Company since 2007 and of BMO Financial Corporation since 2011. In addition, Mr. Shiely previously served as a director of Marshall & Ilsley Corporation from 1999 until 2011.

Mr. Shiely received his bachelor’s degree from the University of Notre Dame and his juris doctor degree from Marquette University Law School. Mr. Shiely also holds a master’s of management from Northwestern University, J. L. Kellogg Graduate School of Management.

About Oshkosh Corporation

Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies. Oshkosh Corporation manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Medtec®, Jerr-Dan®, Oshkosh Specialty Vehicles, Frontline™, SMIT™, CON-E-CO®, London® and IMT®. Oshkosh products are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount. For more information, visit http://www.oshkoshcorporation.com.

®, ™ All brand names referred to in this news release are trademarks of Oshkosh Corporation or its subsidiary companies.

Forward-Looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. The Company assumes no obligation, and disclaims any obligation, to update information contained in this press release. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

Additional Information and Where to Find It

On November 18, 2011, Oshkosh Corporation (the “Company”) filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). Prior to the Annual Meeting, the

Company will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. The Company’s shareholders are strongly advised to read the Company’s definitive proxy statement when available as it will contain important information. Shareholders may obtain, free of charge, the Company’s preliminary and definitive proxy statements, any amendments or supplements thereto and other documents filed by the Company with the SEC in connection with the Annual Meeting at http://www.sec.gov. Copies of the Company’s definitive proxy statement, any amendments and supplements thereto and any other documents filed by the Company with the SEC in connection with the Annual Meeting will also be available, free of charge, at the Company’s website at http://www.oshkoshcorporation.com or by writing to Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin, 54903-2566. In addition, copies of the Company’s definitive proxy statement, any amendments and supplements thereto and any other documents filed by the Company with the SEC in connection with the Annual Meeting may be requested, free of charge, from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (877) 750-9499. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting is available in the Company’s preliminary proxy statement.